UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

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TERRAPIN 3 ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-36547	46-4388636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Terrapin Partners, LLC

1700 Broadway, 18th Floor

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 710-4100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As disclosed in the definitive proxy statement/prospectus filed by Terrapin 3 Acquisition Corporation (“Terrapin 3”) on November 23, 2016 in connection with the proposed business combination (the “Transaction”) between Terrapin 3 and Yatra Online, Inc. (“Yatra”), on November 9, 2016, Yatra entered into a subscription agreement (the "Subscription Agreement") pursuant to which it agreed to sell, in connection with the closing of the Transaction, an aggregate of 1,800,000 of Yatra’s newly issued Ordinary Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $18 million. The purpose of the sale of these Ordinary Shares is to raise additional capital for use by Yatra following the closing of the Transaction. The Subscription Agreement has since been amended twice in order to increase the number of Ordinary Shares to be sold by Yatra to 2,300,000, for an aggregate purchase price of $23 million.

Additional information

In connection with the proposed Transaction, Terrapin 3 filed with the Securities and Exchange Commission (the "SEC") a Definitive Proxy Statement on Schedule 14A that includes a proxy statement/prospectus that is both the proxy statement distributed to holders of Terrapin 3’s common stock in connection with the solicitation by Terrapin 3 of proxies for the vote by the stockholders on the Transaction as well as the prospectus covering the registration of the Ordinary Shares issued in connection with the Transaction. Terrapin 3 has mailed the proxy statement/prospectus to its stockholders as of November 14, 2016. Terrapin 3’s stockholders are urged to read the proxy statement/prospectus regarding the Transaction because it contains important information regarding Terrapin 3, Yatra, the Transaction, the agreements related thereto and related matters. You can obtain copies of all documents regarding the Transaction and other documents filed by Terrapin 3 or Yatra with the SEC, free of charge, at the SEC’s website (www.sec.gov) or by sending a request to Terrapin 3, c/o Terrapin Partners, LLC, 1700 Broadway, 18th Floor, New York, NY 10019, or by calling Terrapin 3 at (212) 710-4100.

Participants in the Transaction

Terrapin 3 and its directors and officers may be deemed participants in the solicitation of proxies from Terrapin 3’s stockholders with respect to the proposed Transaction. A list of the names of those directors and officers and a description of their interests in Terrapin 3 is contained in the proxy statement/prospectus.

Yatra and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Terrapin 3 in connection with the proposed Transaction. A list of the names of such directors and officers and information regarding their interests in the transaction are included in the definitive proxy statement/prospectus for the transaction when available.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-looking Statements

This report and the information incorporated by reference herein may include certain forward-looking statements, including statements regarding the expected effects on Terrapin 3 and Yatra of the proposed Transaction, the anticipated timing and benefits of the Transaction, the anticipated standalone or combined financial results of Terrapin 3 or Yatra, the anticipated future growth of Yatra or the markets it serves, and all other statements other than historical facts. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on Terrapin 3’s and Yatra’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstance and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: (1) the satisfaction of the conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; (2) the ability of Terrapin 3 and Yatra to complete the Transaction on anticipated terms and schedule, including the ability to obtain stockholder or regulatory approvals of the Transaction and related transactions; (3) risks relating to any unforeseen liabilities of Terrapin 3 or Yatra; (4) the amount of redemptions made by Terrapin 3’s stockholders; (5) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; businesses and management strategies and the expansion and growth of the operations of Yatra; (6) the risk that disruptions from the Transaction will harm Yatra’s business; and (7) other factors detailed in Terrapin 3’s reports filed with the SEC, including its Definitive Proxy Statement on Schedule 14A under the caption “Risk Factors.” Neither Terrapin 3 nor Yatra is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAPIN 3 ACQUISITION CORPORATION

By:	/s/ Sanjay Arora
Name:	Sanjay Arora
Title:	Chief Executive Officer

Date: December 6, 2016

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